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                                                                   EXHIBIT 16.1



                  [ALVIN L. DAHL & ASSOCIATES, PC LETTERHEAD]



May 9, 1997

Securities and Exchange Commission
Washington, D.C. 20549

RE:  Stelax Industries, LTD
     f.k.a. Zfax Image Corp.
     Form 8-KA dated May 2, 1996

Gentlemen:

As successor in interest to the firm, Ray, Dahl & Associates, LLP, we have reviewed the revised disclosures in the Form 8-KA and consent to the statements contained therein.

Sincerely,

/s/ ALVIN L. DAHL

Alvin L. Dahl, CPA